Exhibit 10.12
THE HARTFORD DEFERRED COMPENSATION PLAN
(As amended and restated effective as of January 1, 2009)
ARTICLE I
PURPOSE
1.1 Purpose. The purpose of the Plan is to provide, in the discretion of the Committee, an opportunity for certain Key Employees and Directors to defer the receipt of certain Eligible Compensation to the extent provided herein. The Plan is intended to constitute an unfunded and unsecured deferred compensation arrangement for a select group of management or highly compensated individuals for purposes of ERISA. The Plan restates the terms of certain unfunded and unsecured deferred compensation arrangements established for such employees by ITT Corporation and The Hartford in 1994 and 1995, and continued by The Hartford to the extent provided hereunder. Capitalized terms used in the Plan shall have the meanings provided herein.
Effective January 1, 2009, the Plan is amended in order to comply with final regulations issued under Section 409A of the Internal Revenue Code (the “Code”). The Plan is intended to comply with Section 409A of the Code, and no action taken by the Company shall be construed in a manner that would result in the imposition of an additional tax on participants under Section 409A of the Code. The provisions designed to comply with Section 409A are retroactively effective to January 1, 2005, to comply with transitional guidance promulgated by the Internal Revenue Service under Section 409A. Consistent with that guidance, and notwithstanding Section 3.1 hereof, Plan participants have the opportunity to irrevocably redesignate during 2008 how amounts scheduled to be paid after 2008 in accordance with prior deferral elections are to be paid, provided that no such redesignation shall cause the payment of an amount scheduled to be made in a later year to be accelerated into the 2008 year.
ARTICLE II
DEFINITIONS
The following terms shall have the following meanings for purposes of the Plan:
“Account” means any account maintained on behalf of a Participant pursuant to the Plan.
“Act” means the Securities Exchange Act of 1934, as amended.
“Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (A) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (B) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

“Board of Directors” means the Board of Directors of The Hartford Financial Services Group, Inc.
“Change of Control” means:
(A) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person, other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford, is the Beneficial Owner directly or indirectly of forty percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford;
(B) any Person, other than The Hartford or a subsidiary of The Hartford or any employee benefit plan sponsored by The Hartford or a subsidiary of The Hartford, shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of The Hartford (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of fifteen percent or more of the outstanding stock of The Hartford entitled to vote in the election of directors of The Hartford (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);
(C) any merger, consolidation, recapitalization or reorganization of The Hartford approved by the stockholders of The Hartford shall be consummated, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of The Hartford entitled to vote in the election of directors of The Hartford immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of The Hartford entitled to vote in the election of directors of The Hartford immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of The Hartford, such surviving entity or any subsidiary of such surviving entity;
(D) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of The Hartford approved by the stockholders of The Hartford shall be consummated; or

(E) within any 24 month period, the persons who were directors of The Hartford immediately before the beginning of such period (the “Incumbent Directors of The Hartford”) shall cease (for any reason other than death) to constitute at least a majority of the board of directors of The Hartford or the board of directors of any successor to The Hartford, provided that any director of The Hartford who was not a director of The Hartford at the beginning of such period shall be deemed to be an Incumbent Director of The Hartford if such director (1) was elected to the board of directors of The Hartford by, or on the recommendation of or with the approval of, at least two-thirds of the directors of The Hartford who then qualified as Incumbent Directors of The Hartford either actually or by prior operation of this clause (E), and (2) was not designated by a Person who has entered into an agreement with The Hartford to effect a transaction described in paragraph (C) or paragraph (D) of this definition of Change of Control;
provided that, notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control as described in paragraph (C) or paragraph (D) of this definition of Change of Control, in the case of a Key Employee or Director whose employment or service on the Board of Directors involuntarily terminates on or after the date of a shareholder approval described in either of such paragraphs but before the date of a consummation described in either of such paragraphs, and the consummation occurs within 60 days of such date of termination, the date of such termination shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation.
“Committee” means the Compensation and Personnel Committee of the Board of Directors, or such other Committee as the Board may designate to administer the Plan pursuant to Article VII.
“Director” means a member of the Board of Directors who is not an employee of a Participating Company.
“Eligible Compensation” means the amount of compensation of a Key Employee or Director, if any, designated by the Committee in its sole discretion as eligible for deferral under the Plan, which may include (A) the cash amount, if any, which may become payable to a Key Employee pursuant to a Participating Company’s executive bonus program, (B) the cash amount, if any, which may become payable to a Key Employee pursuant to a Participating Company’s sales incentive payment program, (C) the cash amount of commissions (net of expense reimbursements), if any, which may become payable to certain wholesalers under the sales incentive program established for wholesalers for Planco Financial Services, (D) the cash amount, if any, which may become payable as a sign-on bonus to a person expected to become a Key Employee, (E) the cash amount, if any, which may be contributed to the Plan by a Participating Company on behalf of a Key Employee in lieu of Excess Contributions under the Excess Savings Plan, (F) the amount of any cash compensation which may become payable to a Director for service on the Board of Directors, and (G) the amount of any such other compensation of a Key Employee of a Participating Company or a Director as the Committee may deem appropriate for deferral in accordance with the Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Excess Contributions” shall mean, collectively, Excess Floor Company Contributions and Excess Matching Company Contributions.
“Excess Floor Company Contribution” shall have the meaning assigned by the Excess Savings Plan.
“Excess Matching Company Contribution” shall have the meaning assigned by the Excess Savings Plan.
“Excess Savings Plan” means The Hartford Excess Savings Plan IA, as it may be amended from time to time, and any successor Plan thereto.
“Hypothetical Investment Fund” means a mutual fund or other investment vehicle or measure or index of investment performance selected by the Investment and Savings Plan Investment Committee to determine the hypothetical investment experience of Participant Accounts pursuant to Article IV.
“Incentive Stock Plan” means The Hartford 2005 Incentive Stock Plan, as it may be amended from time to time, and any successor Plan thereto.
“Investment and Savings Plan” means The Hartford Investment and Savings Plan, as it may be amended from time to time, and any successor Plan thereto.
“Investment and Savings Plan Investment Committee” shall have the meaning assigned by the Investment and Savings Plan.
“Key Employee” shall have the meaning assigned by the Incentive Stock Plan.
“Participant” means a Key Employee or Director who properly elects to participate in the Plan pursuant to Article III.
“Participating Company” shall have the meaning assigned by the Incentive Stock Plan.
“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (A) The Hartford, any subsidiary of The Hartford or any Person controlled by The Hartford, (B) any trustee or other fiduciary holding securities under any employee benefit plan of The Hartford or of any subsidiary of The Hartford, or (C) a corporation owned, directly or indirectly, by the stockholders of The Hartford in substantially the same proportions as their respective ownership of securities of The Hartford.
“Plan” means this plan, The Hartford Deferred Compensation Plan, as it may be amended from time to time.

“Plan Administrator” shall have the meaning assigned by Article VII of the Plan.
“Potential Change of Control” means:
(A) A Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 15% of the stock of The Hartford entitled to vote in the election of directors of The Hartford;
(B) The Hartford enters into an agreement, the consummation of which would constitute a Change of Control;
(C) Solicitation of proxies for the election of directors of The Hartford by anyone other than The Hartford, which, if such directors were elected, would result in the occurrence of a Change of Control as described in paragraph (E) of the definition of Change of Control in this Plan; or
(D) Any other event shall occur which is deemed to be a Potential Change of Control by the Board of Directors, the Committee, or any other appropriate committee of the Board of Directors in its sole discretion.
“The Hartford” means The Hartford Financial Services Group, Inc., or a successor by merger, purchase or otherwise.
“Valuation Date” means the close of business of the last business day of each month in an applicable calendar year, or such other date as may be designated by the Plan Administrator.
ARTICLE III
PARTICIPATION
3.1 Election to Participate. A Key Employee of a Participating Company or a Director may participate in the Plan by filing a properly completed election form (or such other authorization as the Plan Administrator may require) with the party and by the date designated by the Plan Administrator. The election of a Key Employee or Director in accordance with this Article III shall apply only to the Eligible Compensation as to which the election is made, and shall have the effect, to the extent provided herein, of deferring the payment of such Eligible Compensation beyond the date that it might otherwise have become payable to the Participant. Such election shall be irrevocable. If a Key Employee or Director elects to defer a particular amount of Eligible Compensation under the Plan, and then terminates employment with all Participating Companies or, in the case of a Director, terminates service on the Board of Directors, and such termination occurs before the date such amount would have been payable to the Key Employee or Director in the absence of the election, then the election shall be deemed null and void and without effect.

3.2 Form of Election. The election form filed by a Participant pursuant to this Article III shall (A) identify a portion of the Participant’s Eligible Compensation that may become payable with respect to the Participant’s services, (B) contain the Participant’s election to defer the payment of such portion of such Eligible Compensation in accordance with the terms of the Plan, and (C) contain such other information as the Plan Administrator may require.
3.3 Maximum and Minimum Amounts Required for Participation. The Committee or the Plan Administrator may designate a maximum and a minimum portion of the Eligible Compensation of a Key Employee or Director, in terms of a percentage or other amount thereof, as to which an election may be made hereunder.
3.4 Nullification of Election. Notwithstanding anything herein to the contrary, any election made by a Key Employee or Director hereunder shall be deemed null and void to the extent that (A) the Eligible Compensation as to which the election applies is designated by the Committee, in its sole discretion, as not payable to such Key Employee, or (B) such election applies to Eligible Compensation payable during the six month period during which the Key Employee ceases savings under the Investment and Savings Plan as a result of receiving a hardship withdrawal under that Plan.
3.5 Establishment of Participant Accounts. Up to a maximum number of Accounts (as permitted by the Committee or the Plan Administrator, and elected by the Participant) shall be maintained on behalf of each Participant on the books of The Hartford. Amounts shall be credited to or debited from a Participant’s Account as provided in Article V. The Plan Administrator shall cause each Participant’s Account to be valued on the applicable Valuation Date, and shall cause records indicating such value to be maintained. When an event requires a determination of the value of a Participant’s Account, such value shall be determined as of the Valuation Date coincident with or immediately preceding the date of such event, unless otherwise required by the Plan. The value of a Participant’s Account shall be reported to the Participant from time to time as determined appropriate by the Plan Administrator.
3.6 Obtaining of Life Insurance Policies. As a condition of participation hereunder, the Committee may require that a Participant provide assistance in obtaining a life insurance policy on the life of such Participant, such policy to be solely owned by, and solely payable to, The Hartford (or such other entity as may be designated by the Committee). Such Participant may be required to (A) complete an application for life insurance, (B) furnish underwriting information (including but not limited to submitting to medical examinations by an insurance company approved examiner), (C) authorize the release of the Participant’s medical history to an insurance company underwriter, and (D) provide such other information and take such other actions relating to such life insurance policy as may be required by the Plan Administrator. A Participant as to whom a life insurance policy is obtained hereunder shall have no right to or interest in such policy or the proceeds thereof.
3.7 Termination of Participation. The participation of a Participant in the Plan shall terminate on the earlier of (A) the date that all amounts credited to the Participant’s Account have been distributed pursuant to the Plan, (B) the date of termination of the Plan, or (C) such other date as may be designated by the Committee consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder.

ARTICLE IV
HYPOTHETICAL INVESTMENT FUND ALLOCATIONS
4.1 Selection of Hypothetical Investment Funds. The Investment and Savings Plan Investment Committee shall select one or more Hypothetical Investment Funds to which a Participant may elect pursuant to the Plan to allocate all or a portion of the amount then and thereafter credited to the Participant’s Account. To the extent provided herein, such Hypothetical Investment Funds shall be used to measure the hypothetical investment experience of the portion of a Participant’s Account that the Participant properly elects to have allocated thereto. The Investment and Savings Plan Investment Committee may change the selection of Hypothetical Investment Funds from time to time in its sole discretion. The selection of any such Hypothetical Investment Funds shall not require the Company to invest or earmark any of its assets in any specific manner.
4.2 Investment Allocation Election. To the extent permitted by the Plan Administrator, a Participant may elect to have the amount then and thereafter credited to his or her Account allocated among one or more of the Hypothetical Investment Funds. Such election shall be made by filing a properly completed election form (or such other authorization as the Plan Administrator may require) with the party and by the date designated by the Plan Administrator. With respect to Excess Contributions, a Participant shall be deemed to have elected to have such amounts allocated to the same Hypothetical Investment Funds that the Participant elected for amounts distributable following the date his or her employment with all Participating Companies terminates. If the Participant has no such allocation election in place, then the Participant shall be deemed to have elected to have all Excess Contributions allocated to the Hypothetical Investment Fund that the Plan Administrator determines generally to have the least risk of loss of principal. Any election or deemed election under this Section shall result in the investment experience of an elected Hypothetical Investment Fund being used to measure the hypothetical investment experience of the particular portion of the Participant’s Account allocated to that Hypothetical Investment Fund as provided herein.
4.3 Changes in Investment Allocation. To the extent permitted by the Plan Administrator, a Participant may change the investment allocation previously elected by filing a properly completed change form (or such other authorization as the Plan Administrator may require) with the party and by the date designated by the Plan Administrator. Such change shall be effective as soon as practicable after the Valuation Date coincident with or next succeeding receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator), and shall apply to all amounts then and thereafter credited to the Participant’s Account. Notwithstanding the foregoing, any request for a change in investment allocation with respect to Excess Contributions shall be subject to the same waiting periods and other similar rules as would have applied to such Excess Contributions under the Excess Savings Plan.
4.4 Failure to Make Proper Election. In the event that a Participant does not make a proper election pursuant to this Article IV, such Participant shall be deemed to have elected to have the entire amount (as to which no proper election is made) then and thereafter credited to the Participant’s Account allocated to the Hypothetical Investment Fund that the Plan Administrator determines generally to have the least risk of loss of principal.

4.5 Limitations on Investment Allocation. The Plan Administrator may (A) establish a minimum and/or a maximum portion of a Participant’s Account, in terms of a percentage or other amount thereof, that a Participant may elect to allocate to a particular Hypothetical Investment Fund hereunder, (B) preclude any Participant who is an executive officer of the Company or a Director from allocating any portion of his or her Account to a Hypothetical Investment Fund with an investment experience determined primarily in relation to the investment performance of securities issued by the Company, and (C) establish such other limitations on investment allocations as the Plan Administrator may deem appropriate.
4.6 No Actual Investment. Notwithstanding anything herein to the contrary, no amount of Eligible Compensation as to which an election is made hereunder, and no amount credited to a Participant’s Account pursuant to the Plan, shall be set aside or invested in any actual fund on behalf of the Participant, provided, however, that nothing in the Plan shall be construed to preclude the Company from directly or indirectly making investments for its own account in any actual investment vehicle corresponding to the Hypothetical Investment Funds (or otherwise) in order to assist the Company in meeting its obligations hereunder, or for any other reason whatsoever. No Participant or any other person or entity shall have by reason of the Plan any right to or in any such investment made by the Company.
ARTICLE V
CREDITING AND DEBITING OF PARTICIPANT ACCOUNTS
5.1 Crediting of Eligible Compensation. Eligible Compensation as to which the Participant makes an election in accordance with the Plan shall be credited to the Participant’s Account as of the Valuation Date coincident or next succeeding the date such Eligible Compensation would otherwise have been paid to, or contributed to the Excess Savings Plan on behalf of, the Participant.
5.2 Crediting and/or Debiting of Hypothetical Investment Fund Investment Experience. As of any particular Valuation Date upon which an amount is credited to a Participant’s Account, such Account shall be credited or debited, as the case may be, with an amount equal to the hypothetical net investment gain or loss that such Participant would have realized if the portion of his or her Account properly elected to be allocated to a particular Hypothetical Investment Fund pursuant to Article IV were actually invested in such Hypothetical Investment Fund during the period beginning with the preceding Valuation Date and ending upon such particular Valuation Date (or such other period as may be designated by the Plan Administrator).
5.3 Debiting of Distributions. The amount of any distribution from a Participant’s Account pursuant to the Plan shall be debited from the Participant’s Account as of the Valuation Date coincident with or immediately preceding the date of such distribution.

5.4 Debiting of Administrative Expenses. The Participant’s allocable share (as determined by the Plan Administrator) of any administrative expenses related to the operation of the Plan shall be debited from the Participant’s Account as of each monthly Valuation Date.
5.5 Vesting of Credited Amounts. The rights of a Participant in regard to the amounts credited to the Participant’s Account hereunder shall be fully vested at all times.
ARTICLE VI
DISTRIBUTIONS FROM PARTICIPANT ACCOUNTS
6.1 Distribution Election. A Participant may elect, by filing a properly completed election form (or such other authorization as the Plan Administrator may require), not later than the end of the calendar year prior to the year in which the services which relate to the compensation to be deferred commence to be performed (or, in respect of performance-based compensation, not later than six months prior to the end of the performance period in respect of the performance-based compensation) to have all or a portion of the amount credited to the Participant’s Account distributed to him or her on a date and in a manner permitted by the Plan Administrator; provided, however, that the Plan Administrator may permit elections to be made prior to 2009 in accordance with any applicable transition rules established under Section 409A of the Code. With respect to any Excess Contributions, if the Participant has timely elected a distribution in respect of all or any portion of his Account that provides for a distribution following separation from service, such election shall be deemed also to apply to such Excess Contributions, to the extent that it would have been timely made (including giving effect to any applicable transition rule) in respect of such Excess Contributions. In the absence of an effective and timely election as to all or any portion of the Participant’s Account related to Excess Contributions, a Participant shall be deemed to have elected to receive such portion of his or her Account as of the fifth business day of the month following his or her separation from service, in the same manner as though Section 6.3(A) applied to such distribution. Except as otherwise expressly provided in this Section 6, distributions from a Participant’s Account shall be made in accordance with the date(s) of distribution and manner of payment elected or deemed elected by the Participant. A Participant who does not timely submit a properly completed election form pertaining to the distribution of all or any portion of his or her Account shall be deemed to have elected such portion of his or her Account be distributed in a lump sum at the time and in the manner specified in Section 6.3(A). Unless the Plan Administrator shall permit additional elections as to future deferrals in accordance with the applicable requirements of this Section 6.1 and Section 409A of the Code, any election made or deemed made by a Participant hereunder shall apply to all future deferrals (to the extent made on a timely basis (after giving effect to any applicable transition rule under Section 409A) to apply to such deferrals) and, to the extent made or deemed made in accordance with the Code Section 409A transition rules, any amounts theretofore credited to such Account. Unless and solely to the extent permitted by the Plan Administrator in accordance with the requirements of Section 409A of the Code, any election hereunder shall be irrevocable.
For purposes of the Plan, a Participant shall be deemed to have had a termination of employment or service at such time as the Participant has a separation from service. A Participant separates from service when the Participant either stops working, or when the level of services provided — whether as an employee or as an independent contractor — permanently decreases to no more than 20% of the average level of services provided during the prior 36 months. Separation from service shall be determined in accordance with policies or practices that The Hartford shall adopt in accordance with, or as otherwise determined pursuant to, Section 409A of the Code and the regulations and guidance promulgated thereunder.

If a Participant is a “specified employee” as determined under the practices and policies of the Company as established in accordance with Section 409A of the Code, then a distribution to the Participant by reason of separation from service shall be made six months and one day after the date the Participant separates from service.
6.2 Distribution in the Event of Hardship. A Participant may request a hardship distribution from his or her Account by filing a properly completed hardship distribution form (or such other authorization as the Plan Administrator may require) by the date and with the party designated by the Plan Administrator. The Plan Administrator may, if it determines, consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder, that a severe and unforeseeable financial hardship on the part of the Participant exists, permit a distribution to the Participant of an amount credited to the Participant’s Account that is reasonably necessary to meet such hardship, including any amount reasonably necessary to pay any income or other taxes resulting from such distribution. Such hardship distribution shall be made within 90 days of the date the Plan Administrator determines that the Participant has incurred a severe and unforeseeable financial hardship.
6.3 Distribution Upon Termination of Employment or Board Service.
(A)
General Rule. Except as provided in Section 6.3(B), within 90 days of the fifth business day of the month following the month in which the Participant’s separation from service occurs, the Company shall distribute to the Participant a single lump sum cash payment equal to the total amount credited to the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(B)
Exception for Certain Terminations. In the case of a Participant who: (i) has reached age 55 or older at the time employment or service on the Board of Directors terminates or who has satisfied the requirements for early retirement treatment (“Rule of 70”) under The Hartford Retirement Plan for U.S. Employees, or (ii) is a commissioned wholesaler for Planco Financial Services,. who, at the time employment terminates, satisfies the minimum service and Account balance requirements established by the Committee or the Plan Administrator (two years and $50,000), the Company shall distribute the amounts credited to such a Participant’s Account in accordance with the distribution elections in place at such time. Notwithstanding the foregoing, except for a Participant who elected to participate in the Plan prior to 2009 while a commissioned wholesaler for Planco Financial Services or a Participant who first elects to participate in the Plan after 2008 while a wholesaler for Planco Financial Services, if a Participant has an election in place to receive payment of amounts from any Account during the time of employment or service on the Board of Directors, all amounts remaining in such Account shall be distributed to such Participant in a single lump sum cash payment within 90 days of the fifth business day of the month following the month in which the Participant’s separation from service occurs. Further, if any minimum Account balance requirement is not met, the particular Account shall be distributed to the Participant in a single lump sum cash payment as soon as practicable after the Valuation Date coincident with or next succeeding the date the first installment otherwise would have been payable.

6.4 Distribution in the Event of a Termination of the Plan. In the event of a termination of the Plan, the entire amount credited to a Participant’s Account as of the Valuation Date coincident with or next succeeding such event shall be distributed to the Participant in a single lump sum cash payment within 90 days after such Valuation Date, to the extent consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder.
6.5 Distribution to Fiduciary. If the Plan Administrator determines that any person to whom any amount is otherwise distributable hereunder is unable to care for his or her affairs, such amount (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be distributed to any person determined by the Plan Administrator to have fiduciary responsibility for such person otherwise entitled to such amount, in such manner and proportions as the Plan Administrator may deem appropriate. Any such distribution shall constitute a complete discharge of any obligation of the Company to such person under the Plan.
6.6 Distribution in the Event of Death or Disability. Notwithstanding anything herein to the contrary, in the event of a Participant’s death or, to the extent consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder, the Participant’s disability, the entire amount credited to the Participant’s Account as of the Valuation Date coincident with or next succeeding the date of the Participant’s death or disability shall be distributed in a single lump sum cash payment within 90 days after such Valuation Date to the Participant in the event of disability or, in the event of the Participant’s death, to one or more beneficiaries, if any, properly designated by the Participant by the date and in the manner required by the Plan Administrator. If (A) no such designation is in effect at the time of the Participant’s death, (B) no designated beneficiary survives the Participant, or (C) any beneficiary designation made by the Participant conflicts with applicable law, such amount shall be paid to the Participant’s estate as soon as practicable after such Valuation Date.
6.7 Distribution upon the Occurrence of a Change of Control.
(A) Distribution of Accounts. Upon the occurrence of a Change of Control that also constitutes a “change in control” as defined in the regulations promulgated under Section 409A of the Code, all Participants shall be paid single lump sum cash payments equal to the entire amount credited to their respective Accounts as of the date of such occurrence, such payments to be made immediately following, but in any event within 30 days of, the date of such Change of Control.
(B) Death Prior to Receipt of Payment. In the event of the death of a Participant before receiving a payment required by Section 6.7(A) hereof, such payment shall be made immediately following, but in any event within 90 days of, the date of the occurrence of the Change of Control to the individual or entity who would receive have received payment hereunder in the absence of a Change of Control.

ARTICLE VII
ADMINISTRATION
7.1 Administration by Committee. Except as otherwise delegated by the Committee pursuant to the Plan, (A) the Plan shall be administered by the Committee, (B) the Committee shall have full authority to administer and interpret this Plan in any manner it deems appropriate in its sole discretion, and (C) the determinations of the Committee shall be binding on and conclusive as to all parties.
7.2 Delegation of Certain Authority to Plan Administrator. Except as otherwise provided by the Committee in accordance with the Plan, the Plan Administrator shall be The Hartford’s Executive Vice President, Human Resources (or other person holding a similar position) or the Chief Executive Officer. Except as otherwise provided herein, required by applicable law, or determined by the Committee, (A) the Plan Administrator shall be responsible for the performance of such administrative duties under this Plan that are not otherwise reserved to the Committee by the Plan, (B) the Plan Administrator shall have full authority to administer and interpret this Plan in any manner it deems appropriate in its sole discretion, and (C) the determinations of the Plan Administrator shall be binding and conclusive as to all parties.
7.3 Liability and Indemnification of Committee and Plan Administrator. In connection with any action or determination made in connection with the Plan, the Plan Administrator and the Committee shall be entitled to rely upon information furnished by or on behalf of the Company or any Participant. To the extent permitted by law, the Plan Administrator and the members of the Committee shall not be liable for, and The Hartford shall indemnify the Plan Administrator and the members of the Committee against any liability for, any loss sustained by reason of any act or failure to act in their administrative capacities, provided such act or failure to act does not involve willful misconduct. Such indemnification shall include attorneys’ fees and other costs and expenses reasonably incurred in defense of any action brought against the Plan Administrator or any member of the Committee by reason of any such act or failure to act. The Plan Administrator and any member of the Committee shall not be liable or responsible for any act or omission of another fiduciary in relation to the Plan unless the Plan Administrator or such member (A) participates knowingly in, or knowingly undertakes to conceal, such act or omission by such other fiduciary, or (B) has knowledge of a breach of fiduciary responsibility by such other fiduciary and does not make reasonable efforts to remedy such breach.

ARTICLE VIII
MISCELLANEOUS
8.1 Unfunded and Unsecured Plan. The Plan shall be unfunded and unsecured for tax purposes and for purposes of ERISA. The Hartford shall have no obligation to fund its liabilities, if any, under the Plan. Nothing in the Plan and no action taken by The Hartford or its agents hereunder shall be construed to create a trust of any kind, or a fiduciary relationship between The Hartford and any other person or entity. All funds or other assets received or held by The Hartford pursuant to or in connection with the Plan may be used by The Hartford for any corporate purpose, and The Hartford shall not be obligated to segregate such amounts from its general assets. No Participant or any other person or entity shall have any claim against The Hartford or its assets other than as an unsecured and unsubordinated general creditor of The Hartford. Without limiting the generality of the foregoing, a Participant’s claim hereunder shall at any time be solely for the amount then credited to the Participant’s Account. Notwithstanding the foregoing, The Hartford may establish a grantor trust or purchase securities or take any other action deemed appropriate to assist The Hartford in meeting its obligations under the Plan, provided, however, that in no event shall any person or entity have any right to or interest in such trust or property by reason of the Plan.
8.2 Absence of Representations. The Plan shall not be construed to provide any representation or guarantee by The Hartford that any particular income or other tax consequence will result from a Participant’s participation in the Plan. Each Participant shall be deemed to have consulted with his or her professional tax advisor to determine the tax consequences of participation hereunder. The Plan shall not be construed to provide any representation or guarantee by The Hartford that any particular amount of a Participant’s Account allocated to any of the Hypothetical Investment Funds hereunder will result in any particular investment experience related thereto, and The Hartford shall in no event be required to pay any amount to any person or entity on account of any loss suffered by reason of the operation of the Plan.
8.3 Tax Withholding. The Plan Administrator shall have the right to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of a Participating Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan or an Award under the Plan, including but not limited to at any time (i) requiring a Key Employee to submit payment to a Participating Company for such taxes before making settlement of any amount due under the Plan, (ii) withholding such taxes from wages or other amounts due to the Key Employee before making settlement of any amount due under the Plan, or (iii) receiving shares of common stock of The Hartford already owned by the Key Employee or withholding such shares otherwise due to the Key Employee in an amount determined necessary to satisfy such withholding obligations; provided, however, that, notwithstanding any language herein to the contrary, any Key Employee who is an executive officer of The Hartford (within the meaning of Section 16 of the Act) shall have the right to satisfy his or her obligations to The Hartford pursuant to this Section 8.3 by instructing The Hartford not to deliver to the Key Employee common stock of The Hartford otherwise deliverable to the Key Employee in an amount sufficient to satisfy such obligations to The Hartford.

8.4 No Employment Rights. The Plan shall not, directly or indirectly, create in any Key Employee any right with respect to continuation of employment with any of the Participating Companies or to the receipt of any Eligible Compensation or other compensation. The Plan shall not interfere in any way with the rights of the applicable Participating Company to terminate, or otherwise modify, the employment of any Key Employee or its compensation policies at any time.
8.5 Rights Not Transferable. The rights of a Participant under the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than (A) by will, (B) by the laws of descent or distribution, or (C) pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, provided that the rights of any transferee of a Participant shall not be greater than the rights of the Participant hereunder. The foregoing restriction shall be in addition to any restrictions imposed by applicable law on a Participant’s ability to dispose of any rights under the Plan.
8.6 Effect of Plan. The provisions of the Plan shall be binding upon all successors and assigns of a Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Participant.
8.7 Administrative Expenses. An annual charge to each Participant’s Account of up to 0.25% of the total amount credited to such Account shall be charged and applied to satisfy expenses reasonably incurred in connection with the administration of the Plan (as determined in the sole discretion of the Plan Administrator).
8.8 Amendment and Termination of the Plan. The Board of Directors or the Committee (acting on behalf of the Board of Directors) may amend or terminate the Plan or any Participant elections hereunder at any time. The Committee may at any time amend or terminate the Plan or any Participant elections hereunder if the Committee determines in its sole discretion that The Hartford will recognize income for income tax purposes with respect to any reserves accumulated under any life insurance policy obtained with respect to any Participant hereunder. The Committee or the Plan Administrator may amend the Plan to the extent (A) required by applicable law or regulation, or (B) required to maintain a favorable tax status for the Plan. Except as may be necessary to comply with a change in law or to avoid any payments hereunder being subject to an additional tax under Section 409A of the Code, the Plan shall not be amended, modified, suspended or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the period beginning on the date of any Potential Change of Control, and ending upon the earlier of: (I) the second anniversary of the date of such Potential Change of Control, (II) the date a Change of Control occurs, or (III) the date the Board of Directors or the Committee determines in good faith that a Change of Control is no longer threatened. Further, notwithstanding anything in this Plan to the contrary, no amendment, modification, suspension or termination following a Change of Control shall adversely impair or reduce the rights of any person with respect to any amounts previously deferred under the Plan without the consent of such person.

8.9 Governing Law. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.
8.10 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provisions had not been included herein.